Exhibit 10.1

MAGICMED INDUSTRIES INC.

STOCK OPTION PLAN

Dated as of January 22, 2021

(and amended effective September 10, 2021)

SCHEDULE “A” - FORM OF STOCK OPTION PLAN OPTION AGREEMENT

SCHEDULE “B” - NOTICE OF EXERCISE

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

For the purposes of this Plan, the following terms shall have the following meanings:

(a)	“Affiliate” has the meaning ascribed thereto by the Exchange;

(b)	“Amalgamation” means the amalgamation of the Corporation and 1306436 B.C. Ltd, on the terms and conditions set forth in the Amalgamation Agreement;

(a)	“Amalgamation Agreement” means the amalgamation agreement (including the schedules attached thereto) dated May 24, 2021 among the Corporation, Enveric, 1306436 B.C. Ltd., 1306432 B.C. Ltd., as the same may be supplemented, modified or amended from time to time;

(b)	“Board” means the board of directors of the Corporation or, as applicable, a committee consisting of not less than three Directors of the Corporation duly appointed to administer this Plan;

(c)	“Common Shares” means the common shares of the Corporation;

(d)	“Company” unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

(e)	“Consultant” means, in relation to a Corporation, an individual (other than an Employee or a Director of the Corporation) or Company that:

(i)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation, other than services provided in relation to a distribution;

(ii)	provides the services under a written contract between the Corporation or the Affiliate and the individual or the Company, as the case may be;

(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate of the Corporation; and

(iv)	has a relationship with the Corporation or an Affiliate of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation,and includes a Company of which a Consultant is an employee or shareholder and a partnership of which a Consultant is an employee or partner;

(f)	“Corporation” means MagicMed Industries Inc. and its successor entities;

(g)	“Director” means a director of the Corporation or of an Affiliate;

(h)	“Disinterested Shareholder Approval” means the passing of an ordinary resolution by the holders of Common Shares excluding the Common Shares held by, to the Corporation’s knowledge at the time the information is provided, the Corporation, a Participant or an Eligible Person;

(i)	“Effective Time” has the meaning ascribed thereto in the Amalgamation Agreement;

(j)	“Eligible Person” means a Director, Officer, Employee or Consultant, and includes an issuer all the voting securities of which are owned by Eligible Persons;

(k)	“Employee” means an individual who:

(i)	is considered an employee of the Corporation or its subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source);

(ii)	works full-time for the Corporation or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)	works for the Corporation or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(l)	“Enveric” means Enveric Biosciences, Inc., a corporation existing under the laws of the State of Delaware, and includes any successor entity;

(m)	“Enveric Shares” means the shares of common stock in the capital of Enveric;

(n)	“Exchange” means the Canadian Securities Exchange and any successor entity;

(o)	“Exchange Ratio” means an amount equal to 0.2658 (subject to adjustment after the Effective Time to account for any consolidation, split, reclassification or other capital reorganization in respect of the Enveric Shares);

(p)	“Expiry Date” means the last day of the term for an Option, as set by the Board at the time of grant in accordance with Section 5.2 herein and, if applicable, as amended from time to time;

(q)	“Fair Market Value” means, at any date in respect of Common Shares, in the event such Common Shares are not listed or quoted for trading on any stock exchange or quotation system, an amount, determined by the Board in its discretion, to be reflective of the cash price which would be obtained as at the relevant date if the Common Shares which are the subject of a transaction of purchase and sale were sold without compulsion to a willing and knowledgeable purchaser acting at arm’s length (as such term is defined in the Income Tax Act (Canada));

(r)	“Insider” means, in respect of the Corporation: (a) a Director or senior officer of the Corporation, (b) a Director or senior officer of a Company that is an Insider or subsidiary of the Corporation; (c) a Person that beneficially owns or controls, directly or indirectly, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares of the Corporation, or (d) the Corporation itself, if it holds any of its own securities;

(s)	“Investor Relations Activities” means any activities, by or on behalf of the Corporation or shareholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(i)	the dissemination of information provided, or records prepared, in the ordinary course of the business of the Corporation:

(A)	to promote the sale of products or services of the Corporation; or

(B)	to raise public awareness of the Corporation, that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(ii)	activities or communications necessary to comply with the requirements of:

(A)	applicable securities laws;

(B)	Exchange requirements or the by-laws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over the Corporation;

(iii)	communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

(A)	the communication is only through the newspaper, magazine or publication; and

(B)	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)	activities or communications that may be otherwise specified by the Exchange;

(t)	“Management Company Employee” means an individual who is employed by a person providing management services to the Corporation or an Affiliate which are required for the ongoing successful operation of the business enterprise of the Corporation or the Affiliate, but excluding a person providing Investor Relations Activities;

(u)	“Officer” means an officer of the Corporation or of an Affiliate, and includes a Management Company Employee;

(v)	“Option” means an option to purchase Common Shares pursuant to this Plan;

(w)	“Option Agreement” means an agreement, in the form attached hereto as Schedule “A”, whereby the Corporation grants to an Eligible Persons an Option;

(x)	“Other Share Compensation Arrangement” means, other than this Plan and any Options, any stock option plan, stock options, employee stock purchase plan or other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including but not limited to a purchase of Common Shares from a treasury which is financially assisted by the Corporation by way of loan, guarantee or otherwise;

(y)	“Participant” means an Eligible Person who has been granted an Option; and

(z)	“Plan” means this Stock Option Plan, as the same may be amended or varied from time to time.

1.2	Interpretation

(a)	References to the outstanding Common Shares at any point in time shall be computed on a non-diluted basis.

ARTICLE 2

ESTABLISHMENT OF PLAN

2.1	Purpose

The purpose of this Plan is to advance the interests of the Corporation, through the grant of Options, by:

(a)	providing an incentive mechanism to foster the interest of Eligible Persons in the success of the Corporation and its Affiliates;

(b)	encouraging Eligible Persons to remain with the Corporation or its Affiliates; and

(c)	attracting new Directors, Officers, Employees and Consultants.

2.2	Shares Reserved

(a)	The aggregate number of Common Shares that may be reserved for issuance pursuant to Options shall not exceed 10% of the outstanding Common Shares at the time of the granting of an Option, LESS the aggregate number of Common Shares then reserved for issuance pursuant to any Other Share Compensation Arrangement. For greater certainty, if an Option is (i) exercised or (ii) surrendered, terminated or expires without being exercised, the Common Shares reserved for issuance pursuant to such Option shall be available for new Options granted under this Plan.

(b)	If there is a change in the outstanding Common Shares by reason of any share consolidation or split, reclassification or other capital reorganization, or a stock dividend, arrangement, amalgamation, merger or combination, or any other change to, event affecting, exchange of or corporate change or transaction affecting the Common Shares, the Board shall make, as it shall deem advisable and subject to the requisite approval of the relevant regulatory authorities, appropriate substitution and/or adjustment in:

(i)	the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to this Plan;

(ii)	the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to any outstanding unexercised Options, and in the exercise price for such shares or other securities or property; and

(iii)	the vesting of any Options (subject to the approval of the Exchange if such vesting is mandatory under the policies of the Exchange), including the accelerated vesting thereof on conditions the Board deems advisable,and if the Corporation undertakes an arrangement or is amalgamated, merged or combined with another corporation, the Board shall make such provision for the protection of the rights of Participants as it shall deem advisable.

(c)	No fractional Common Shares shall be reserved for issuance under this Plan and the Board may determine the manner in which an Option, insofar as it relates to the acquisition of a fractional Common Share, shall be treated.

(d)	The Corporation shall, at all times while this Plan is in effect, reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Plan.

(e)	Notwithstanding any other provision of this Plan, and further to Section 2.2(b) above, effective and conditional upon the Effective Time, each Option outstanding on or after the Effective Time shall entitle the holder thereof to receive, on exercise of such Option in accordance with its terms, that number of Enveric Shares (in lieu of Common Shares or the shares of the company formed as a result of the Amalgamation) equal to the product of the Exchange Ratio multiplied by the number of Common Shares subject to such Option (immediately prior to the Effective Time), provided that the aggregate number of Enveric Shares issuable to each Participant as a result of the foregoing shall be rounded down to the nearest whole number of Enveric Shares. Such Options shall have an exercise price per Enveric Share equal to the exercise price per Common Share of such Option (for any Options with an exercise price set in Canadian dollars, as converted to United States dollars based on the exchange rate quoted by the Bank of Canada on the date of the Effective Time) immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent, provided that the exercise price of such Option shall be, and shall be deemed to be, adjusted by the amount, and only to the extent, necessary to ensure that the “in the money amount” of such Option does not exceed the “in the money amount” of such Option before the amendment. All other terms and conditions of such Options will be the same as such Options prior to the amendments contemplated in this Section 2.2(e) , and any document or agreement previously evidencing such Company Option shall thereafter evidence and be deemed to evidence such Option, as amended and modified by this Section 2.2(e) .

2.3	Non-Exclusivity

Nothing contained herein shall prevent the Board from adopting such other incentive or compensation arrangements as it shall deem advisable.

2.4	Effective Date

This Plan shall be subject to the approval of any regulatory authority whose approval is required, if any. Any Options granted under this Plan prior to such approvals being given, if required, shall be conditional upon such approvals being given, and no such Options may be exercised unless and until such approvals are given. If no such approvals are required then this Plan is effective on the date it is approved by the Board.

ARTICLE 3

ADMINISTRATION OF PLAN

3.1	Administration

(a)	This Plan shall be administered by the Board. Subject to the provisions of this Plan, the Board shall have the authority:

(i)	to determine the Eligible Persons to whom Options are granted, to grant such Options, and to determine any terms and conditions, limitations and restrictions in respect of any particular Option grant, including but not limited to the nature and duration of the restrictions, if any, to be imposed upon the acquisition, sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events and the duration of the period, if any, in which any Participant’s rights in respect of an Option or Common Shares acquired upon exercise of an Option may be forfeited;

(ii)	to interpret the terms of this Plan, to make all such determinations and take all such other actions in connection with the implementation, operation and administration of this Plan, and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to this Plan, as it shall from time to time deem advisable, including without limitation for the purpose of ensuring compliance with Section 3.3 hereof.

(b)	The Board’s interpretations, determinations, guidelines, rules and regulations shall be conclusive and binding upon the Corporation, Eligible Persons, Participants and all other persons.

3.2	Amendment, Suspension and Termination

The Board may amend, subject to the approval of any regulatory authority whose approval is required, suspend or terminate this Plan or any portion thereof. No such amendment, suspension or termination shall alter or impair any outstanding unexercised Options or any rights without the consent of such Participant. If this Plan is suspended or terminated, the provisions of this Plan and any administrative guidelines, rules and regulations relating to this Plan shall continue in effect for the duration of such time as any Option remains outstanding.

3.3	Compliance with Legislation

(a)	This Plan, the grant and exercise of Options hereunder and the Corporation’s obligation to sell, issue and deliver any Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, policies, rules and regulations, to the policies, rules and regulations of any stock exchanges or other markets on which the Common Shares are listed or quoted for trading and to such approvals by any governmental or regulatory agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obligated by the existence of this Plan or any provision of this Plan or the grant or exercise of Options hereunder to sell, issue or deliver Common Shares upon exercise of Options in violation of such laws, policies, rules and regulations or any condition or requirement of such approvals.

(b)	No Option shall be granted and no Common Shares shall be sold, issued or delivered hereunder where such grant, sale, issue or delivery would require registration or other qualification of this Plan or of the Common Shares under the securities laws of any foreign jurisdiction, and any purported grant of any Option or any sale, issue and delivery of Common Shares hereunder in violation of this provision shall be void. In addition, the Corporation shall have no obligation to sell, issue or deliver any Common Shares hereunder unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading.

(c)	Common Shares sold, issued and delivered to Participants pursuant to the exercise of Options shall be subject to restrictions on resale and transfer under applicable securities laws and the requirements of any stock exchanges or other markets on which the Common Shares are listed or quoted for trading, and any certificates representing such Common Shares shall bear, as required, a restrictive legend in respect thereof.

ARTICLE 4

OPTION GRANTS

4.1	Eligibility and Multiple Grants

Options shall only be granted to Eligible Persons. An Eligible Person may receive Options on more than one occasion and may receive separate Options, with differing terms, on any one or more occasions.

4.2	Option Agreement

Every Option shall be evidenced by an Option Agreement executed by the Corporation and the Participant, which shall, if the Participant is an Employee, Consultant or Management Company Employee, contain a representation and warranty by the Corporation and such Participant that such Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be, of the Corporation or an Affiliate. In the event of any discrepancy between this Plan and an Option Agreement, the provisions of this Plan shall govern.

4.3	Limitation on Grants and Exercises

(a)	Compliance with securities laws. All grants of Options under this Plan will comply with section 2.25 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) as if the Corporation were an “unlisted reporting issuer”.

(b)	To any one person. The number of Common Shares reserved for issuance to any one person in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 10% of the outstanding Common Shares at the time of the grant, unless the Corporation has obtained Disinterested Shareholder Approval to exceed such limit as required by subsection 2.25(3) of NI 45-106.

(c)	To Consultants. The number of Common Shares reserved for issuance to any one Consultant in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 2% of the outstanding Common Shares (on a non-diluted basis) at the time of the grant, except in the case where and for so long as the Corporation has not been listed on any stock exchange, shall not exceed 2% of the outstanding Common Shares (on a fully diluted basis) at the time of the grant.

(d)	To persons conducting Investor Relations Activities. The aggregate number of Common Shares reserved for issuance to all Eligible Persons conducting Investor Relations Activities in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 2% of the outstanding Common Shares at the time of the grant.

(e)	To Insiders. Unless the Corporation has received Disinterested Shareholder Approval to do so:

(i)	the aggregate number of Common Shares reserved for issuance to Insiders under this Plan and any Other Share Compensation Arrangement shall not exceed 10% of the outstanding Common Shares at the time of the grant;

(ii)	the aggregate number of Common Shares reserved for issuance to Insiders in any 12 month period under this Plan and any Other Share Compensation Arrangement shall not exceed 10% of the outstanding Common Shares at the time of the grant.

(f)	Exercises. Unless the Corporation has received Disinterested Shareholder Approval to do so, the number of Common Shares issued to any Eligible Person within a 12 month period pursuant to the exercise of Options granted under this Plan and any Other Share Compensation Arrangement shall not exceed 10% of the outstanding Common Shares at the time of the exercise.

ARTICLE 5

OPTION TERMS

5.1	Exercise Price

(a)	The Corporation must not grant Options with an exercise price lower than the greater of:

(i)	the closing market prices of the underlying securities on: (a) the trading day prior to the date of grant of the Options; and (b) the date of grant of the Options; or

(ii)	in the event that the Common Shares are not listed on any stock exchange, the Fair Market Value of the Common Shares on the business day immediately prior to the date of the grant of the Options.

(b)	If an Option is granted by the Corporation after its initial listing or after it has been recalled for trading following a suspension or halt, the Corporation must wait until a satisfactory market has been established before setting the exercise price for and granting the Option, being at least ten trading days since the date of listing or the day on which trading in the Corporation’s securities resumes, as the case may be.

(c)	If Options are granted within ninety days of a distribution by the Corporation by prospectus, then the exercise price per Common Share for such Option shall not be less than the greater of the minimum exercise price calculated pursuant to subsection (a) herein and the price per Common Share paid by the public investors for Common Shares acquired pursuant to such distribution. Such ninety day period shall begin:

(i)	on the date the final receipt is issued for the final prospectus in respect of such distribution;

(ii)	in the case of an initial public offering, on the date of listing; and

(iii)	in the case of a prospectus that qualifies special warrants, on the closing date of the private placement in respect of such special warrants.

5.2	Expiry Date

(a)	Every Option shall have a term not exceeding, and shall therefore expire no later than, 10 years after the date of grant, subject to extension where the Expiry Date falls within a blackout period as detailed in Section 5.2(b) below.

(b)	The Expiry Date of an Option shall automatically extend if such Expiry Date falls within a period (a “blackout period”) during which the Corporation prohibits Optionees from exercising their Options to the extent that:

(i)	the blackout period is formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of undisclosed Material Information. For greater certainty, in the absence of the Corporation formally imposing a blackout period, the Expiry Date of any Options will not be automatically extended in any circumstances;

(ii)	the blackout period must expire upon the general disclosure of the undisclosed Material Information. The Expiry Date of the affected Options can be extended to no later than ten business days after the expiry of the blackout period; and

(iii)	the automatic extension of an Optionee’s Options will not be permitted where the Optionee or the Corporation is subject to a cease trade order (or similar order under securities laws) in respect of the Corporation’s securities.

5.3	Vesting

(a)	Subject to subsection (b) below and otherwise in compliance with the policies of the Exchange, the Board shall determine the manner in which an Option shall vest and become exercisable.

(b)	Options granted to Eligible Persons performing Investor Relations Activities shall vest over a minimum of 12 months with no more than 1/4 of such Options vesting in any three month period.

5.4	Non-Assignability

Options may not be assigned or transferred.

5.5	Ceasing to be Eligible Person

(a)	If a Participant who is an Officer, Employee or Consultant is terminated for cause, each Option held by such Participant shall terminate and shall therefore cease to be exercisable upon such termination for cause.

(b)	If a Participant dies prior to otherwise ceasing to be an Eligible Person, each Option held by such Participant shall terminate and shall therefore cease to be exercisable no later than the earlier of the Expiry Date and the date which is six months after the date of the Participant’s death, always provided that the Board may, in its discretion, extend the date of such termination and the resulting period in which such Option remains exercisable to a date not exceeding the earlier of the Expiry Date and the date which is twelve months after the date of the Participant’s death.

(c)	If a Participant ceases to be an Eligible Person other than in the circumstances set out in subsection (a) or (b) herein, each Option held by such Participant shall terminate and shall therefore cease to be exercisable no later than the earlier of the Expiry Date and the date which is 30 days after such event, always provided that the Board may, in its discretion, extend the date of such termination and the resulting period in which such Option remains exercisable to a date not exceeding the earlier of the Expiry Date and the date which is twelve months after such event, and further provided that the Board may, in its discretion, on a case-by-case basis and only with the approval of the Exchange, further extend the date of such termination and the resulting period in which such Option remains exercisable to a date exceeding the date which is after twelve months of such event.

(d)	For greater certainty, if a Participant dies, each Option held by such Participant shall be exercisable by the legal representative of such Participant until such Option terminates and therefore ceases to be exercisable pursuant to the terms of Section 5.5(b) herein.

(e)	If any portion of an Option is not vested at the time a Participant ceases, for any reason whatsoever, to be an Eligible Person, such unvested portion of the Option may not be thereafter exercised by the Participant or its legal representative, as the case may be, always provided that the Board may, in its discretion further and subject to the approval of the Exchange where the vesting of the said Participant’s options was a requirement of the Exchange’s policies, thereafter permit the Participant or its legal representative, as the case may be, to exercise all or any part of such unvested portion of the Option that would have vested prior to the time such Option otherwise terminates and therefore ceases to be exercisable pursuant to the terms of this Section. For greater certainty, and without limitation, this provision will apply regardless of whether the Participant ceased to be an Eligible Person voluntarily or involuntarily, was dismissed with or without cause, and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a notice of termination for a period which would otherwise have permitted a greater portion of an Option to vest.

ARTICLE 6

EXERCISE PROCEDURE

6.1	Exercise Procedure

An Option may be exercised from time to time, and shall be deemed to be validly exercised by the Participant only upon the Participant’s delivery to the Corporation at its registered office of the following:

(a)	a written notice of exercise, in the form hereto attached as Schedule “B”, addressed to the Corporate Secretary of the Corporation, specifying the number of Common Shares with respect to which the Option is being exercised;

(b)	the originally signed Option Agreement with respect to the Option being exercised;

(c)	a certified cheque or bank draft made payable to the Corporation for the aggregate exercise price for the number of Common Shares with respect to which the Option is being exercised;

(d)	documents containing such representations, warranties, agreements and undertakings, including as to the Participant’s future dealings in such Common Shares, as counsel to the Corporation reasonably determines to be necessary or advisable in order to comply with or safeguard against the violation of the laws of any jurisdiction; and

(e)	if the Participant is performing Investor Relations Activities for the Corporation, the Optionee must either: (i) deposit the Common Shares on exercise of an Option to a designated brokerage account as directed by the Board through which the Optionee conducts all trades in the Common Shares of the Corporation; or (ii) file insider trading reports with the Board when each trade is made with Common Shares in respect of exercised Options, and, subject to Section 6.2 below, on the business day following, the Participant shall be deemed to be a holder of record of the Common Shares with respect to which the Option is being exercised, and thereafter the Corporation shall, within a reasonable amount of time, cause certificates for such Common Shares to be issued and delivered to the Participant.

6.2	Tax Requirements

The Company or, if applicable, any Affiliate (for purposes of this Section 6.2, the term “Company” shall be deemed to include any applicable Affiliate), shall have the right to deduct from all amounts paid in cash or other form in connection with this Plan or Options granted hereunder, any federal, state, provincial, local, or other taxes required by law to be so withheld. The Company may, in its sole discretion, also require the Participant receiving Common Shares or Enveric Shares, as applicable, for Options granted under this Plan to pay the Company the amount of any taxes the Company is required to withhold in connection with the Participant’s income arising with respect to any Options. Such payments shall be required to be made when requested by the Company and may be required to be made in such form as requested by the Company prior to the delivery of any certificate representing shares of Common Shares or Enveric Shares, as applicable. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Board may in the Option Agreement impose any additional tax requirements or provisions that the Board deems necessary or desirable.

ARTICLE 7

AMENDMENT OF OPTIONS

7.1	Consent to Amend

The Board may amend any Option with the consent of the affected Participant and the Exchange, including any shareholder approval required by the Exchange. For greater certainty, Disinterested Shareholder Approval is required for any reduction in the exercise price of an Option, subject to the limits applicable to the exercise price of Options provided in Section 5.1, if the Participant is an Insider at the time of the proposed amendment.

7.2	Amendment Subject to Approval

If the amendment of an Option requires regulatory or shareholder approval, such amendment may be made prior to such approvals being given, but no such amended Options may be exercised unless and until such approvals are given.

ARTICLE 8 MISCELLANEOUS

8.1	No Rights as Shareholder

Nothing in this Plan or any Option shall confer upon a Participant any rights as a shareholder of the Corporation with respect to any of the Common Shares underlying an Option unless and until such Participant shall have become the holder of such Common Shares upon exercise of such Option in accordance with the terms of the Plan.

8.2	No Right to Employment

Nothing in this Plan or any Option shall confer upon a Participant any right to continue in the employ of the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to terminate the Participant’s employment, with or without cause, at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate to extend the employment of any Participant beyond the time which the Participant would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

8.3	Governing Law

This Plan, all Option Agreements, the grant and exercise of Options hereunder, and the sale, issuance and delivery of Common Shares hereunder upon exercise of Options shall be, as applicable, governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Courts of the Province of British Columbia shall have the exclusive jurisdiction to hear and decide any disputes or other matters arising herefrom.

8.4	Approval

Approved by the Board of the Corporation on October 5, 2020 and amended and restated effective September 10, 2021.

SCHEDULE “A”

FORM OF STOCK OPTION PLAN OPTION AGREEMENT

This Option Agreement is entered into between MagicMed Industries Inc. (the “Corporation”) and the Optionee named below pursuant to the 20 Stock Option Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.	(the “Grant Date”);

2.	(the “Optionee”);

3.	was granted the option (the “Option”) to purchase ________________________________common shares (the “Common Shares”) of the Corporation;

4.	for the price (the “Option Price”) of $ _____________________per Common Share;

5.	which shall be exercisable (“Vested”) in whole or in part in the following amounts on or after the following dates:

(a)	_________________% on the Grant Date; and

(b)	__________________% every _________________months thereafter;

6.	terminating on ________________________________________________(the “Expiry Date”),

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Common Shares have become Vested, the shares continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

The undersigned Optionee represents and warrants that he/she is engaged to provide on, an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understandings the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

[REMAINDER INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the ______________day of __________________________________, 20 __________.

MAGICMED INDUSTRIES INC.

Per:
Name:
Title:

SIGNED, SEALED, AND DELIVERED	)	OPTIONEE
in the presence of	)
)
)
)
Witness	)	«Name»
)

SCHEDULE “B”

NOTICE OF EXERCISE

To Exercise the Option, Complete and Return this Form

The undersigned Optionee (or his or her legal representative(s) permitted under the Stock Option Plan of MagicMed Industries Inc. (the “Corporation”) (as the same may be supplemented and amended from time to time) (the “Plan”) hereby irrevocably elects to exercise the Option for the number of Common Shares as set forth below:

(a)	Number of Options to be Exercised:
(b)	Option Exercise Price per Common Share:	$

Aggregate Purchase Price [ (a) multiplied by (b) ]:		$

and hereby tenders a certified cheque or bank draft for such aggregate Exercise Price, and directs such Common Shares to be issued and registered in the name of the undersigned and that a Common Share certificate therefor be issued as directed in the Plan, all subject to and in accordance with the Plan. Unless otherwise defined herein, any capitalized terms used herein shall have the meaning ascribed to such terms in the Plan.

DATED: _____________________, 20 ________

SIGNED, SEALED, AND DELIVERED	)	OPTIONEE
in the presence of	)
)
)
)
Witness	)	«Name»
)